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EXHIBIT INDEX

Exhibit 24:         Consent of Independent Auditors

Exhibit 16 (1)(b):  Distribution Agreement dated March __, 1996, between Registrant and American Express Service
                    Corporation.

Exhibit 16(b):      Financial Statements Schedule for IDS
                    Certificate Company